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                                  EXHIBIT 23.1

            CONSENT OF BEARD MILLER COMPANY LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 033-46171, Forms S-8, Nos. 333-68410, 333-61851, 333-09277, and
333-40532) of Codorus Valley Bancorp, Inc. of our report dated January 13, 2003, with respect to the 2002 and 2001 consolidated financial statements of Codorus Valley Bancorp, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                   /s/ Beard Miller Company LLP
                                                   ----------------------------

Harrisburg, Pennsylvania
     March 25, 2003

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